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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-80537 and 333-88183) pertaining to Dave & Buster's, Inc. 1995 Stock Option Plan and Employee 401(k) Savings Plan of our report, dated March 21, 2002, with respect to the consolidated financial statements of Dave & Buster's, Inc. included in this Annual Report (Form 10-K) for the year ended February 3, 2002.


                                                          /s/ ERNST & YOUNG LLP

Dallas, Texas
April 18, 2002